Exhibit 99.1
FOR IMMEDIATE RELEASE

Qualcomm Contact:
John Sinnott
Vice President, Investor Relations
Phone: 1-858-658-4813
e-mail: ir@qualcomm.com

Qualcomm Announces Fourth Quarter and Fiscal 2017 Results
Fiscal 2017 Revenues $22.3 billion
GAAP EPS $1.65, Non-GAAP EPS $4.28

SAN DIEGO - November 1, 2017 - Qualcomm Incorporated (NASDAQ: QCOM) today announced results for its fiscal fourth quarter and year ended September 24, 2017.

“Our fourth quarter and fiscal 2017 results reflect continued product leadership and profitability improvement in our semiconductor business, including strength in adjacent opportunities outside mobile,” said Steve Mollenkopf, CEO of Qualcomm Incorporated.  “We continue to see strong growth trends for global 3G/4G device shipments and are focused on protecting the established value of our technologies and inventions. We are leading the industry to 5G and are well positioned with our product and technology leadership to continue our expansion into many exciting new product categories, such as automotive, mobile computing, networking and the Internet of Things.”

GAAP Results*
Fourth Quarter Fiscal 2017

	Q4 Fiscal 2017	Q4 Fiscal 2016	Year-Over-Year Change	Q3 Fiscal 2017	Sequential Change
Revenues	$5.9B	$6.2B	(5%)	$5.4B	+10%
Operating income	$0.3B	$1.8B	(82%)	$0.8B	(57%)
Net income [1]	$0.2B	$1.6B	(89%)	$0.9B	(81%)
Diluted earnings per share [1]	$0.11	$1.07	(90%)	$0.58	(81%)
Operating cash flow	$2.4B	$2.1B	+16%	$0.1B	N/M
1 Throughout this news release, net income and diluted earnings per share are attributable to Qualcomm (i.e., after adjustments for noncontrolling interests), unless otherwise stated.

Qualcomm Announces Fourth Quarter and Fiscal 2017 Results                     Page 2 of 16

Fiscal 2017

	Fiscal 2017	Fiscal 2016	Year-Over-Year Change
Revenues	$22.3B	$23.6B	(5%)
Operating income	$2.6B	$6.5B	(60%)
Net income	$2.5B	$5.7B	(57%)
Diluted earnings per share	$1.65	$3.81	(57%)
Operating cash flow	$4.7B	$7.4B	(37%)

Non-GAAP Results*
Non-GAAP results exclude the QSI (Qualcomm Strategic Initiatives) segment and certain share-based compensation, acquisition-related items, tax items and other items. Further discussion regarding the Company’s use of Non-GAAP financial measures and detailed reconciliations between GAAP and Non-GAAP results are included within this news release.

Fourth Quarter Fiscal 2017

	Q4 Fiscal 2017	Q4 Fiscal 2016	Year-Over-Year Change	Q3 Fiscal 2017	Sequential Change
Revenues	$6.0B	$6.2B	(3%)	$5.3B	+12%
Operating income	$1.6B	$2.2B	(27%)	$1.2B	+29%
Net income	$1.4B	$1.9B	(28%)	$1.2B	+11%
Diluted earnings per share	$0.92	$1.28	(28%)	$0.83	+11%

Fiscal 2017

	Fiscal 2017	Fiscal 2016	Year-Over-Year Change
Revenues	$23.2B	$23.5B	(1%)
Operating income	$7.1B	$7.8B	(9%)
Net income	$6.4B	$6.7B	(4%)
Diluted earnings per share	$4.28	$4.44	(4%)

* The third and fourth quarters and fiscal 2017 GAAP and Non-GAAP results were negatively impacted as a result of actions taken by Apple and its contract manufacturers as well as the previously disclosed dispute with another licensee, who underpaid royalties due in the second quarter of fiscal 2017 and did not report or pay royalties due in the third and fourth quarter of fiscal 2017. We expect these licensees will continue to take such actions in the future until the respective disputes are resolved.

Qualcomm Announces Fourth Quarter and Fiscal 2017 Results                     Page 3 of 16

The following also should be considered in regard to the sequential and year-over-year comparisons:

•	Fiscal 2017 GAAP results included the following items:

◦
$868 million charge, or ($0.49) per share, for the fine imposed by the Korea Fair Trade Commission (KFTC) in the first quarter of fiscal 2017 (additional impact of $59 million of related foreign exchange losses, resulting in a total charge of $927 million in fiscal 2017);

◦
$974 million reduction to revenues, or ($0.48) per share, related to the BlackBerry arbitration decision in the second quarter of fiscal 2017 (subsequent downward adjustment of $34 million to reflect the final award amount, resulting in a total reduction to revenues of $940 million in fiscal 2017); and

◦	$778 million charge, or ($0.52) per share, for the fine imposed by the Taiwan Fair Trade Commission (TFTC), which was accrued in the fourth quarter of fiscal 2017.

•	Fiscal 2016 GAAP results included the following items:

◦	$154 million of charges, or ($0.07) per share, that resulted from net restructuring and restructuring-related charges related to our Strategic Realignment Plan in fiscal 2016; and

◦	$380 million gain, or $0.20 per share, related to the sale of our wireless spectrum in the United Kingdom in the first quarter of fiscal 2016.

•	Fiscal 2016 GAAP and Non-GAAP results included:

◦	$266 million of revenues, or $0.13 per share, due to the termination of an infrastructure license agreement resulting from the merger of two licensees in the second quarter of fiscal 2016.

Qualcomm Announces Fourth Quarter and Fiscal 2017 Results                     Page 4 of 16

Segment Results
Fourth Quarter Fiscal 2017

(in millions except percentages)	Q4 Fiscal 2017	Q4 Fiscal 2016	Year-Over-Year Change	Q3 Fiscal 2017	Sequential Change
QCT
Revenues	$4,650	$4,124	+13%	$4,052	+15%
Earnings before taxes (EBT)	$973	$687	+42%	$575	+69%
EBT as % of revenues	21%	17%	+4%	14%	+7%
MSMTM chip shipments	220	211	+4%	187	+18%
QTL
Revenues	$1,213	$1,885	(36%)	$1,172	+3%
EBT	$829	$1,584	(48%)	$854	(3%)
EBT as % of revenues	68%	84%	(16%)	73%	(5%)

Fiscal 2017

(in millions except percentages)	Fiscal 2017	Fiscal 2016	Year-Over-Year Change
QCT
Revenues	$16,479	$15,409	+7%
Earnings before taxes (EBT)	$2,747	$1,812	+52%
EBT as % of revenues	17%	12%	+5%
MSMTM chip shipments	804	842	(5%)
QTL
Revenues	$6,445	$7,664	(16%)
EBT	$5,175	$6,528	(21%)
EBT as % of revenues	80%	85%	(5%)

Cash and Marketable Securities
Our cash, cash equivalents and marketable securities totaled $38.6 billion at the end of the fourth quarter of fiscal 2017, compared to $32.4 billion a year ago and $37.8 billion at the end of the third quarter of fiscal 2017. In addition, during the fiscal year, we deposited $2.0 billion to collateralize the letters of credit related to our proposed acquisition of NXP, which was recorded as other noncurrent assets at the end of the third and fourth quarters of fiscal 2017.

Announced Agreement to Acquire NXP
On October 27, 2016, we announced a definitive agreement to acquire NXP Semiconductors N.V. for estimated total cash to be paid to shareholders of $38 billion. NXP is a leader in high-performance, mixed-signal semiconductor electronics in automotive, broad-based microcontrollers, secure

Qualcomm Announces Fourth Quarter and Fiscal 2017 Results                     Page 5 of 16

identification, network processing and RF power products. The transaction is subject to receipt of regulatory approvals in various jurisdictions and other closing conditions, including the tender of at least 80% of the issued and outstanding common shares of NXP in the offer (provided that the minimum tender threshold may be reduced to a percentage not less than 70% with the prior written consent of NXP). While we continue to work to close by the end of calendar 2017, the transaction may close in early 2018. We intend to fund the transaction with cash generated from our May 2017 debt offering as well as cash, cash equivalents and marketable securities held by our foreign entities, which will result in the use of a substantial portion of our cash, cash equivalents and marketable securities, and the use of a Term Loan Facility, which is expected to be drawn on at close.

Return of Capital to Stockholders
The following table summarizes stock repurchases and dividends paid during the fourth quarter and fiscal 2017 (in millions, except per-share amounts):

	Stock Repurchases		Dividends		Total
	Shares	Amount	Per Share	Amount	Amount
Q4 fiscal 2017	6.1	$315	$0.57	$841	$1,156
Fiscal 2017	22.8	$1,342	$2.20	$3,252	$4,594
On October 10, 2017, we announced a cash dividend of $0.57 per share payable on December 15, 2017 to stockholders of record as of the close of business on November 29, 2017.

Effective Income Tax Rates
Our fiscal 2017 annual effective income tax rates were 18 percent for GAAP and 15 percent for Non-GAAP. The fiscal 2017 GAAP and Non-GAAP effective tax rates included the impact of lower income from United States operations, primarily related to decreased QTL revenues from Apple’s contract manufacturers and the other licensee in dispute. The fiscal 2017 GAAP effective tax rate also included $1.7 billion in charges related to the fines imposed by the KFTC and TFTC, which are not deductible for tax purposes. Our annual tax rate for fiscal 2017 GAAP increased from our prior estimate, primarily due to the tax impact of the fine imposed by the TFTC. The effective income tax rates for the fourth quarter of fiscal 2017 were 61 percent for GAAP and 18 percent for Non-GAAP, which reflected the cumulative effect of the increase in our estimated annual effective rates in the fourth quarter of fiscal 2017.

Business Outlook
The following statements are forward looking, and actual results may differ materially. The “Note Regarding Forward-Looking Statements” in this news release provides a description of certain risks that

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we face, and our most recent annual report on file with the Securities and Exchange Commission (SEC) provides a more complete description of risks.

Our outlook does not include provisions for future asset impairments or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as realized investment, certain derivative and foreign currency transaction gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our financial outlook to the extent they are reasonably certain; however, actual results may differ materially from the outlook.

We have not included estimates related to the operating results of our proposed acquisition of NXP in our first quarter of fiscal 2018 outlook.

Our financial guidance for the first quarter of fiscal 2018 excludes QTL revenues related to the sale of Apple products by Apple’s contract manufacturers, as well as the sale of products by the other licensee in dispute as we expect the recent actions taken by these licensees will continue until the respective disputes are resolved.

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The following table summarizes GAAP and Non-GAAP guidance based on the current outlook. The Non-GAAP outlook presented below is consistent with the presentation of Non-GAAP results included elsewhere herein.

Qualcomm’s Business Outlook Summary and Reconciliation

	Q1 FY17 Results	Current Guidance Q1 FY18 Estimates (2)
Revenues	$6.0B	$5.5B - $6.3B
Year-over-year change		decrease 8% - increase 5%
GAAP diluted earnings per share (EPS)	$0.46	$0.63 - $0.73
Year-over-year change		increase 37% - 59%
Less diluted EPS attributable to QSI	($0.01)	$0.01
Less diluted EPS attributable to share-based compensation	($0.13)	($0.14)
Less diluted EPS attributable to other items (1)	($0.60)	($0.09)
Non-GAAP diluted EPS	$1.19	$0.85 - $0.95
Year-over-year change		decrease 20% - 29%
Other Information
MSM chip shipments	217M	220M - 240M
Year-over-year change		increase 1% - 11%
QTL revenues	$1.8B	$1.1B - $1.3B
Year-over-year change		decrease 28% - 39%

(1)
Our guidance for diluted EPS attributable to other items for the first quarter of fiscal 2018 is primarily attributable to acquisition-related items. Diluted EPS attributable to other items for the first quarter of fiscal 2017 was primarily attributable to the $868 million charge related to the fine imposed by the KFTC.

(2)
Our financial guidance for the first quarter of fiscal 2018 excludes QTL revenues related to the sale of Apple products by Apple’s contract manufacturers, as well as the other licensee in dispute as we expect the recent actions taken by these licensees will continue until the respective disputes are resolved.

Sums may not equal total due to rounding.

Qualcomm Announces Fourth Quarter and Fiscal 2017 Results                     Page 8 of 16

Reconciliations of GAAP Results to Non-GAAP Results
The following tables reconcile our GAAP results to our Non-GAAP results ($ in millions, except per share data):

	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items (a) (b)		Non-GAAP Results
Q4 FISCAL 2017
Revenues	$5,905	$43	$—	($95)	(c)	$5,957
Operating income (loss)	333	22	(204)	(1,063)		1,578
EBT	434	28	(204)	(1,065)		1,675
EBT as % of revenues	7%					28%
Net income (loss)	168	25	(153)	(1,079)		1,375
Diluted EPS	$0.11	$0.02	($0.10)	($0.73)		$0.92
Diluted shares	1,488	1,488	1,488	1,488		1,488
Q3 FISCAL 2017
Revenues	$5,371	$56	$—	$12		$5,303
Operating income (loss)	773	34	(227)	(259)		1,225
EBT	858	55	(227)	(271)		1,301
EBT as % of revenues	16%					25%
Net income (loss)	866	32	(199)	(204)		1,237
Diluted EPS	$0.58	$0.02	($0.13)	($0.14)		$0.83
Diluted shares	1,491	1,491	1,491	1,491		1,491
Q4 FISCAL 2016
Revenues	$6,184	$14	$—	$—		$6,170
Operating income (loss)	1,804	(1)	(213)	(158)		2,176
EBT	1,960	(14)	(213)	(158)		2,345
EBT as % of revenues	32%					38%
Net income (loss)	1,599	(9)	(150)	(147)		1,905
Diluted EPS	$1.07	($0.01)	($0.10)	($0.10)		$1.28
Diluted shares	1,491	1,491	1,491	1,491		1,491
FISCAL 2017
Revenues	$22,291	$113	$—	($1,057)	(d)	$23,235
Operating income (loss)	2,614	38	(914)	(3,604)		7,094
EBT	3,020	65	(914)	(3,641)		7,510
EBT as % of revenues	14%					32%
Net income (loss)	2,466	46	(753)	(3,213)		6,386
Diluted EPS	$1.65	$0.03	($0.51)	($2.16)		$4.28
Diluted shares	1,490	1,490	1,490	1,490		1,490
FISCAL 2016
Revenues	$23,554	$47	$—	$—		$23,507
Operating income (loss)	6,495	372	(943)	(768)		7,834
EBT	6,833	386	(943)	(768)		8,158
EBT as % of revenues	29%					35%
Net income (loss)	5,705	252	(753)	(447)		6,653
Diluted EPS	$3.81	$0.17	($0.50)	($0.30)		$4.44
Diluted shares	1,498	1,498	1,498	1,498		1,498

(a)
At fiscal year end, the quarterly tax provision (benefit) for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is included in the tax provision (benefit) in the “Other Items” column. See the “Reconciliations of GAAP Tax Rates to Non-GAAP Tax Rates” herein for further details.

(b)
Further details of amounts included in the “Other Items” column for the current period are included in the “Supplemental Information and Reconciliations” and the “Reconciliations of GAAP Tax Rates to Non-GAAP Tax Rates.” Details of amounts included in the “Other Items” column for prior periods are included in the news releases for those periods.

(c)
In the fourth quarter of fiscal 2017, other items excluded from Non-GAAP results consisted of a $95 million reduction to revenues related to the portion of a business arrangement under negotiation that resolves a legal dispute.

(d)
In fiscal 2017, other items excluded from Non-GAAP results consisted of a $962 million reduction to revenues related to the BlackBerry arbitration decision, as well as a $95 million reduction to revenues related to the portion of a business arrangement under negotiation that resolves a legal dispute.

Sums may not equal totals due to rounding.

Qualcomm Announces Fourth Quarter and Fiscal 2017 Results                     Page 9 of 16

Supplemental Information and Reconciliations
(Unaudited)

Q4 FISCAL 2017
($ in millions)	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items (a)	Non-GAAP Results
Cost of revenues	$2,653	$17	$9	$108	$2,519
Research and development (R&D) expenses	1,397	—	133	3	1,261
Selling, general and administrative (SG&A) expenses	742	4	62	77	599
Other expenses	780	—	—	780	—
Interest expense	164	—	—	2	162
Investment and other income, net	265	6	—	—	259	(b)

(a)
Other items excluded from Non-GAAP results included a $778 million charge related to the fine imposed by the TFTC, $189 million of acquisition-related charges and $3 million of restructuring and restructuring-related charges.

(b)
Included $147 million in interest and dividend income, $127 million in net realized gains on investments and $4 million in net foreign currency transaction gains, partially offset by $19 million in other net investment losses.

FISCAL 2017
($ in millions)	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items (c)	Non-GAAP Results
Cost of revenues	$9,792	$60	$38	$479	$9,215
Research and development (R&D) expenses	5,485	1	588	53	4,843
Selling, general and administrative (SG&A) expenses	2,658	14	288	273	2,083
Other expenses	1,742	—	—	1,742	—
Interest expense	494	—	—	54	440
Investment and other income, net	900	27	—	17	856	(d)

(c)
Other items excluded from Non-GAAP results included a $911 million charge, including net foreign currency losses, related to the fine imposed by the KFTC, $783 million of acquisition-related charges, $778 million charge related to the fine imposed by the TFTC, $74 million of asset impairment charges and $38 million of restructuring and restructuring-related charges primarily related to our Strategic Realignment Plan.

(d)
Included $601 million in interest and dividend income and $436 million in net realized gains on investments, partially offset by $167 million in other-than-temporary losses on investments and $14 million in net foreign currency transaction losses.

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Reconciliations of GAAP Tax Rates to Non-GAAP Tax Rates
(Unaudited)

	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items (c)(d)	Non-GAAP Results
Q4 FISCAL 2017 ($ in millions)
Income (loss) before income taxes	$434	$28	$(204)	$(1,065)	$1,675
Income tax (expense) benefit	(266)	(3)	51	(14)	(300)
Net income (loss) (a)	$168	$25	$(153)	$(1,079)	$1,375

Tax rate	61%	(1%) (b)	4% (b)	40% (b)	18%
FISCAL 2017 ($ in millions)
Income (loss) before income taxes	$3,020	$65	$(914)	$(3,641)	$7,510
Income tax (expense) benefit	(555)	(20)	161	428	(1,124)
Net income (loss) (a)	$2,465	$45	$(753)	$(3,213)	$6,386

Tax rate	18%	0% (b)	0% (b)	3% (b)	15%

(a)	Before adjustments for noncontrolling interests.

(b)
The incremental effect of our adjustments to the Non-GAAP tax rate is calculated by allocating the difference between (i) the tax expense (benefit) calculated based on the GAAP tax rate and (ii) the actual or estimated tax expense (benefit) for each column.

(c)
In the fourth quarter of fiscal 2017, the tax expense in the “Other Items” column included a $98 million tax expense related to an increase in unrecognized tax benefits, partially offset by a $30 million tax benefit for the combined effect of other items in EBT, a $29 million tax benefit for the tax effect of acquisition-related items in EBT and a $25 million tax benefit to reconcile the tax provision for each column to the total GAAP tax provision for the quarter.

(d)
In fiscal 2017, the tax benefit in the “Other Items” column included a $395 million tax benefit for the combined tax effect of other items in EBT and a $144 million tax benefit for the tax effect of acquisition-related items in EBT, partially offset by a $111 million tax expense related to an increase in unrecognized tax benefits.

Conference Call
Qualcomm’s fiscal fourth quarter 2017 earnings conference call will be broadcast live on November 1, 2017, beginning at 1:45 p.m. Pacific Time (PT) at http://investor.qualcomm.com/events.cfm. This conference call will include a discussion of “Non-GAAP financial measures” as defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to the Company’s financial results prepared in accordance with GAAP, as well as other financial and statistical information to be discussed on the conference call, will be posted at www.qualcomm.com/investor immediately prior to the commencement of the call. An audio replay will be available at http://investor.qualcomm.com/events.cfm and via telephone following the live call for 30 days thereafter. To listen to the replay via telephone, U.S. callers may dial (855) 859-2056 and international callers may dial (404) 537-3406. Callers should use reservation number 39466043.

Note Regarding Use of Non-GAAP Financial Measures
The Non-GAAP financial information presented herein should be considered in addition to, not as a substitute for or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, the Company’s measure of Non-GAAP results might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP results are presented herein.

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The Company uses Non-GAAP financial information: (i) to evaluate, assess and benchmark the Company’s operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of the Company’s ongoing core operating businesses, including the QCT (Qualcomm CDMA Technologies) and QTL (Qualcomm Technology Licensing) segments; and (iii) to compare the performance and efficiency of these segments against competitors. Non-GAAP measurements used by the Company include revenues, cost of revenues, R&D expenses, SG&A expenses, other income or expenses, operating income, interest expense, net investment and other income, income or earnings before income taxes, effective tax rate, net income and diluted earnings per share. The Company is able to assess what it believes is a more meaningful and comparable set of financial performance measures for the Company and its business segments by using Non-GAAP information. In addition, the Compensation Committee of the Board of Directors uses certain Non-GAAP financial measures in establishing portions of the performance-based incentive compensation programs for our executive officers. The Company presents Non-GAAP financial information to provide greater transparency to investors with respect to its use of such information in financial and operational decision-making. This Non-GAAP financial information is also used by institutional investors and analysts in evaluating the Company’s business and assessing trends and future expectations.

Non-GAAP information used by management excludes its QSI segment and certain share-based compensation, acquisition-related items, tax items and other items.

•
QSI is excluded because the Company expects to exit its strategic investments in the foreseeable future, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed by management as unrelated to the Company’s operational performance.

•
Share-based compensation expense primarily relates to restricted stock units. Management believes that excluding non-cash share-based compensation from the Non-GAAP financial information allows management and investors to make additional comparisons of the operating activities of the Company’s ongoing core businesses over time and with respect to other companies.

•	Certain other items are excluded because management views such items as unrelated to the operating activities of the Company’s ongoing core businesses, as follows:

Qualcomm Announces Fourth Quarter and Fiscal 2017 Results                     Page 12 of 16

•
Acquisition-related items include amortization of certain intangible assets, recognition of the step-up of inventories to fair value and the related tax effects of these items, as well as any effects from restructuring the ownership of such acquired assets. Additionally, the Company excludes expenses related to the termination of contracts that limit the use of the acquired intellectual property, third-party acquisition and integration services costs and costs related to temporary debt facilities and letters of credit executed prior to the close of an acquisition. Starting with acquisitions in the second quarter of fiscal 2017, the Company excludes recognition of the step-up of property, plant and equipment from the net book value based on the original cost basis to fair value. Such charges related to acquisitions that were completed prior to the second quarter of fiscal 2017 continue to be allocated to the segments, and such amounts are not material.

•
The Company excludes certain other items that management views as unrelated to the Company’s ongoing business, such as major restructuring and restructuring-related costs, goodwill and indefinite- and long-lived asset impairments and awards, settlements and/or damages arising from legal or regulatory matters.

•
Certain tax items that are unrelated to the fiscal year in which they are recorded are excluded in order to provide a clearer understanding of the Company’s ongoing Non-GAAP tax rate and after tax earnings.

About Qualcomm
Qualcomm’s technologies powered the smartphone revolution and connected billions of people. We pioneered 3G and 4G - and now we are leading the way to 5G and a new era of intelligent, connected devices. Our products are revolutionizing industries, including automotive, computing, IoT, healthcare and data center, and are allowing millions of devices to connect with each other in ways never before imagined. Qualcomm Incorporated includes our licensing business, QTL, and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, all of our engineering, research and development functions, and all of our products and services businesses, including our QCT semiconductor business. For more information, visit www.qualcomm.com.

Qualcomm Announces Fourth Quarter and Fiscal 2017 Results                     Page 13 of 16

Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding: strong growth trends for global 3G/4G device shipments; our leading the industry to 5G and being well positioned with our product and technology leadership to continue our expansion into new product categories; our expectation that Apple’s contract manufacturers and another licensee who did not report or pay royalties due will continue such actions until the respective disputes are resolved; our proposed acquisition of NXP, including our expectations regarding the timing of the closing and the funding of that transaction; our business outlook; the intended use of the proceeds from our recent debt issuance; and our estimates and guidance related to revenues, GAAP and Non-GAAP diluted earnings per share and MSM chip shipments. Forward-looking statements are generally identified by words such as “estimates,” “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to: risks associated with our proposed acquisition of NXP; commercial network deployments, expansions and upgrades of CDMA, OFDMA and other communications technologies, our customers’ and licensees’ sales of products and services based on these technologies and our customers’ demand for our products and services; competition in an environment of rapid technological change; our dependence on a small number of customers and licensees; our dependence on the premium-tier device segment; attacks on our licensing business model, including current and future legal proceedings and governmental investigations and proceedings, or actions of quasi-governmental bodies or standards or industry organizations; potential requirements to change our patent licensing practices due to governmental investigations and/or private legal proceedings challenging those practices; the enforcement and protection of our intellectual property rights; our ability to extend our technologies, products and services into new and expanded product areas and adjacent industry segments; risks associated with operation and control of manufacturing facilities acquired through the formation of our joint venture, RF360 Holdings; the continued and future success of our licensing programs, including for 4G single mode products and emerging industry segments, and the need to extend license agreements that are expiring; our dependence on a limited number of third-party suppliers; claims by third parties that we infringe their intellectual property; strategic acquisitions, transactions and investments; our compliance with laws, regulations, policies and standards; our use of open source software; our stock price and earnings volatility; our indebtedness; security breaches or other misappropriation of our intellectual property or proprietary or confidential information; potential tax liabilities; global regional or local economic conditions that impact the industries in which we operate; our ability to attract and retain qualified employees; foreign currency fluctuations; and failures in our products or services or in the products or services of our customers or licensees, including those resulting from security vulnerabilities, defects or errors. These and other risks are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 24, 2017 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

###
Qualcomm and MSM are trademarks of Qualcomm Incorporated, registered in the United States and other countries. Other products and brand names may be trademarks or registered trademarks of their respective owners.

MSM is a product of Qualcomm Technologies, Inc.

Qualcomm Announces Fourth Quarter and Fiscal 2017 Results                     Page 14 of 16

Qualcomm Incorporated
CONSOLIDATED BALANCE SHEETS
(In millions, except per share data)
(Unaudited)

	September 24, 2017	September 25, 2016
ASSETS
Current assets:
Cash and cash equivalents	$35,029	$5,946
Marketable securities	2,279	12,702
Accounts receivable, net	3,632	2,219
Inventories	2,035	1,556
Other current assets	618	558
Total current assets	43,593	22,981
Marketable securities	1,270	13,702
Deferred tax assets	2,900	2,030
Property, plant and equipment, net	3,216	2,306
Goodwill	6,623	5,679
Other intangible assets, net	3,737	3,500
Other assets	4,147	2,161
Total assets	$65,486	$52,359

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$1,971	$1,858
Payroll and other benefits related liabilities	1,183	934
Unearned revenues	502	509
Short-term debt	2,495	1,749
Other current liabilities	4,756	2,261
Total current liabilities	10,907	7,311
Unearned revenues	2,003	2,377
Long-term debt	19,398	10,008
Other liabilities	2,432	895
Total liabilities	34,740	20,591

Stockholders’ equity:
Qualcomm stockholders’ equity:
Preferred stock, $0.0001 par value; 8 shares authorized; none outstanding	—	—
Common stock and paid-in capital, $0.0001 par value; 6,000 shares authorized; 1,474 and 1,476 shares issued and outstanding, respectively	274	414
Retained earnings	30,088	30,936
Accumulated other comprehensive income	384	428
Total Qualcomm stockholders’ equity	30,746	31,778
Noncontrolling interests	—	(10)
Total stockholders’ equity	30,746	31,768
Total liabilities and stockholders’ equity	$65,486	$52,359

Qualcomm Announces Fourth Quarter and Fiscal 2017 Results                     Page 15 of 16

Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 24, 2017	September 25, 2016	September 24, 2017	September 25, 2016
Revenues:
Equipment and services	$4,698	$4,156	$16,647	$15,467
Licensing	1,207	2,028	5,644	8,087
Total revenues	5,905	6,184	22,291	23,554
Costs and expenses:
Cost of revenues	2,653	2,539	9,792	9,749
Research and development	1,397	1,229	5,485	5,151
Selling, general and administrative	742	568	2,658	2,385
Other	780	44	1,742	(226)
Total costs and expenses	5,572	4,380	19,677	17,059
Operating income	333	1,804	2,614	6,495
Interest expense	(164)	(76)	(494)	(297)
Investment and other income, net	265	232	900	635
Income before income taxes	434	1,960	3,020	6,833
Income tax expense	(266)	(361)	(555)	(1,131)
Net income	168	1,599	2,465	5,702
Net loss attributable to noncontrolling interests	—	—	1	3
Net income attributable to Qualcomm	$168	$1,599	$2,466	$5,705

Basic earnings per share attributable to Qualcomm	$0.11	$1.08	$1.67	$3.84
Diluted earnings per share attributable to Qualcomm	$0.11	$1.07	$1.65	$3.81
Shares used in per share calculations:
Basic	1,476	1,476	1,477	1,484
Diluted	1,488	1,491	1,490	1,498

Dividends per share announced	$0.57	$0.53	$2.20	$2.02

Qualcomm Announces Fourth Quarter and Fiscal 2017 Results                     Page 16 of 16

Qualcomm Incorporated
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 24, 2017	September 25, 2016	September 24, 2017	September 25, 2016
Operating Activities:
Net income	$168	$1,599	$2,465	$5,702
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	397	336	1,461	1,428
Indefinite and long-lived asset impairment charges	—	13	76	107
Income tax provision in excess of (less than) income tax payments	67	36	(400)	(200)
Gain on sale of wireless spectrum	—	—	—	(380)
Non-cash portion of share-based compensation expense	204	213	914	943
Incremental tax benefits from share-based compensation	(2)	(5)	(40)	(8)
Net realized gains on marketable securities and other investments	(156)	(145)	(530)	(288)
Impairment losses on marketable securities and other investments	15	35	177	172
Other items, net	131	75	146	77
Changes in assets and liabilities:
Accounts receivable, net	(83)	(271)	(1,104)	(232)
Inventories	(18)	(218)	(200)	(49)
Other assets	58	93	169	246
Trade accounts payable	498	278	(45)	541
Payroll, benefits and other liabilities	1,220	82	1,835	(352)
Unearned revenues	(82)	(37)	(231)	(307)
Net cash provided by operating activities	2,417	2,084	4,693	7,400
Investing Activities:
Capital expenditures	(262)	(150)	(690)	(539)
Purchases of available-for-sale securities	(3,553)	(5,055)	(19,062)	(18,015)
Proceeds from sales and maturities of available-for-sale securities	22,072	4,083	41,715	14,386
Purchases of trading securities	—	—	—	(177)
Proceeds from sales and maturities of trading securities	—	—	—	779
Purchases of other marketable securities	(5)	—	(710)	—
Proceeds from sales and maturities of other marketable securities	706	—	706	450
Deposits of investments designated as collateral	—	—	(2,000)	—
Acquisitions and other investments, net of cash acquired	(143)	(149)	(1,544)	(812)
Proceeds from sale of wireless spectrum	—	—	—	232
Proceeds from sales of property, plant and equipment	28	1	28	16
Other items, net	(38)	11	20	192
Net cash provided (used) by investing activities	18,805	(1,259)	18,463	(3,488)
Financing Activities:
Proceeds from short-term debt	1,710	2,316	8,558	8,949
Repayment of short-term debt	(1,711)	(2,315)	(9,309)	(8,200)
Proceeds from long-term debt	—	—	10,953	—
Proceeds from issuance of common stock	166	246	497	668
Repurchases and retirements of common stock	(315)	(225)	(1,342)	(3,923)
Dividends paid	(841)	(782)	(3,252)	(2,990)
Incremental tax benefits from share-based compensation	2	5	40	8
Other items, net	(133)	(2)	(266)	(34)
Net cash (used) provided by financing activities	(1,122)	(757)	5,879	(5,522)
Effect of exchange rate changes on cash and cash equivalents	20	(7)	48	(4)
Net increase (decrease) in cash and cash equivalents	20,120	61	29,083	(1,614)
Cash and cash equivalents at beginning of period	14,909	5,885	5,946	7,560
Cash and cash equivalents at end of period	$35,029	$5,946	$35,029	$5,946